As filed with the Securities and Exchange Commission on May 5, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JAMES RIVER GROUP HOLDINGS, LTD.

(Exact name of Registrant as specified in its charter)

Bermuda	98-0585280
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer
Identification No.)

Wellesley House, 2nd Floor

90 Pitts Bay Road

Pembroke, Bermuda HM 08

(Address of Principal Executive Offices, including zip code)

James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan, as Amended

(Full title of the plans)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, New York 10036

(Name and address of agent for service)

(212) 299-5600

(Telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Henderson, Esq.

Andrew S. Rodman, Esq.

Bryan Cave LLP

1290 Avenue of the Americas

New York, NY 10104

(212) 541-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)
Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Registration Fee
James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan, as amended	1,000,000 Common Shares, $0.0002 par value	$43.44	(2)	$43,440,000	(2)	$5,034.70

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares, par value $0.0002 per share (the “Common Shares”), of James River Group Holdings, Ltd., that may from time to time be offered or issued under the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan, as amended, by reason of any share splits, share dividends, recapitalization or other similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act on the basis of the average of the high and low prices reported for a Common Share on the NASDAQ Global Select Market on May 3, 2017, a date that is within five business days prior to filing.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (“Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents that James River Group Holdings, Ltd. (the “Registrant”) has filed with the Commission (the “Commission”) are incorporated in this Registration Statement by reference and made a part hereof (except for the portions of the Registrant’s Current Reports furnished, as opposed to filed, on Form 8-K):

(a)          The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 10, 2017;

(b)          The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017;

(c)          The Registrant’s Current Reports on Form 8-K filed February 15, 2017 and May 3, 2017; and

(d)          The description of the Registrant’s common shares, par value $0.0002 per share contained in the Registrant’s Registration Statement on Form 8-A filed on December 9, 2014 (File No. 001-36777) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or report filed for the purpose of amending such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (except for the portions of the Registrant’s Current Reports furnished, as opposed to filed, on Form 8-K) subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	DESCRIPTION OF SECURITIES.

Not applicable.

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

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Item 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Bye-law 55 of the Registrant’s bye-laws provides, among other things, that the Registrant shall indemnify its directors and officers. Specifically, bye-law 55 provides that the Registrant’s directors and officers, as well as their heirs, executors and administrators, shall, subject to the Companies Act, 1981 of Bermuda (the “Companies Act”) prohibitions described below, be indemnified by the Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or any bankers or other persons with whom any moneys or effect belonging to the Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Registrant shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto. The Registrant is not required, however, to indemnify any person for the fraud or willful misconduct of such person.

Bye-law 55 of the Registrant’s bye-laws also provides that, except with respect to matters involving fraud or willful misconduct of the Registrant’s directors and officers, each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Registrant, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Registrant.

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the Registrant. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

The Registrant has entered into indemnification agreements to indemnify its directors and executive officers. These agreements provide for indemnification of the Registrant’s directors and executive officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by the Registrant or in the Registrant’s right, arising out of such person’s services as the Registrant’s director or executive officer, any of the Registrant’s subsidiaries or any other company or enterprise to which the person provided services at the Registrant’s request.

The Registrant maintains directors’ and officers’ liability insurance coverage.

Item 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

Item 8.	EXHIBITS.

The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Index is incorporated herein by reference.

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Item 9.	UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on May 2, 2017.

James River Group Holdings, Ltd.

By:	/s/ J. Adam Abram
J. Adam Abram
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned does hereby make, constitute and appoint J. Adam Abram, Robert P. Myron, Sarah C. Doran and each of them, as true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution, resubstitution and revocation, for and in the name, place and stead of the undersigned, to execute and deliver this Registration Statement on Form S-8, and any and all amendments thereto; such registration statement and each such amendment to be in such form and to contain such terms and provisions as said attorney or substitute shall deem necessary or desirable; giving and granting unto said attorney, or to such person or persons as in any case may be appointed pursuant to the power of substitution herein given, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or, in the opinion of said attorney or substitute, able to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney or such substitute shall lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date
/s/ J. Adam Abram	Chief Executive Officer and Chairman of the Board	May 2, 2017
J. Adam Abram	(Principal Executive Officer)

/s/ Robert P. Myron	President, Chief Operating Officer and Director	May 2, 2017
Robert P. Myron

/s/ Sarah C. Doran	Chief Financial Officer	May 2, 2017
Sarah C. Doran	(Principal Financial Officer)

/s/ Michael E. Crow	Principal Accounting Officer	May 2, 2017
Michael E. Crow

/s/ Janet Cowell	Director	May 2, 2017
Janet Cowell

/s/ Bryan Martin	Director	May 2, 2017
Bryan Martin

/s/ Jerry R. Masters	Director	May 2, 2017
Jerry R. Masters

/s/ Michael T. Oakes	Director	May 2, 2017
Michael T. Oakes

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/s/ Ollie L. Sherman, Jr.	Director	May 2, 2017
Ollie L. Sherman, Jr.

/s/ David Zwillinger	Director	May 2, 2017
David Zwillinger

/s/ Michael E. Crow	Authorized Representative in the United States	May 2, 2017
Michael E. Crow

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EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Conyers, Dill & Pearman Limited

23.1	Consent of Ernst & Young LLP

23.2	Consent of Conyers, Dill & Pearman Limited (contained in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 of Amendment No. 1 to Registrant’s Registration Statement on Form S-1 filed with the Commission on November 24, 2014 (File No. 333-199958)

99.2	Amendment to the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 3, 2017 (File No. 001-3677)

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